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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the use in this Registration Statement on Form S-3 of our report dated October 23, 2001, except for the fifth and sixth paragraphs of Note 22 as to which the date is December 7, 2001 and Note 17 as to which the date is February 22, 2002, relating to the financial statements and financial statement schedule of Agere Systems Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP



Florham Park, New Jersey
May 20, 2002